UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):      January 9, 2009

                    AVANTAIR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	1635240
(State or Other urisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                4311 General Howard Drive, Clearwater, Florida 33762
(Address of Principal Executive Offices)

Registrant's telephone number, including area code  (727) 539-0071

                            N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

Avantair, Inc. (the “Company” or “Borrower”) entered into a Promissory Note (“Note”) with Century Bank, F.S.B. (“Lender”), effective January 9, 2009, pursuant to which Lender agreed to provide financing to Borrower in the amount of $5,200,000 to be used towards the purchase of new Piaggio P-180 aircraft.  Borrower will pay the following fees for the Note:  (1) $75,000.00 on the effective date of the Note and (2) $75,000.00 on the 9th day of each month thereafter until repayment in full of the principal amount of the Note.  The principal amount of the Note shall be paid in full within 120 days from the effective date of the Note.  Borrower shall make partial payments to Lender in $325,000.00 increments upon the closing of each fractional interest and Lender shall provide partial lien releases as to the respective fractional interests sold.  Additionally, Borrower will also pay a fee of $52,000.00 at the time of repayment in full of the principal amount of the Note, constituting a fee of 1% of the principal amount.  If repayment is made in full within 90 days after the effective date of this Note, the fee will be reduced to $26,000.00, constituting a fee of 0.5% of the principal amount.

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of  a Registrant.

Reference is made to Item 1.01 of this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (d)     EXHIBITS.

         10.1    Promissory Note, dated January 9, 2009, between the Registrant and Century Bank, F.S.B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.
Date: January 13, 2009	By:	/s/ Richard A. Pytak Jr.
Richard A. Pytak Jr.
Chief Financial Officer (Authorized Officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.1	Promissory Note, dated January 9, 2009, between the Registrant and Century Bank, F.S.B.